Exhibit 32.1
Certification By
Joseph C. Winkler, Chief Executive Officer
of Complete Production Services, Inc.
Pursuant to 18 U.S.C. Section 1350
I, Joseph C. Winkler, Chief Executive Officer of Complete Production Services, Inc. (the “Company”), hereby certify that the accompanying annual report on Form 10-K for the fiscal year ended December 31, 2007, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “Report”).
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 29, 2008	By:	/s/ Joseph C. Winkler

Joseph C. Winkler
Chief Executive Officer

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